EXHIBIT 10.130(u)

EXECUTION COPY

FIRST INVESTORS FINANCIAL SERVICES, INC.,

as Seller

and

FIRST INVESTORS AUTO FUNDING CORPORATION,

as Depositor

CONTRIBUTION AGREEMENT

Dated as of January 26, 2006

i

Exhibits

Exhibit A                Form of Additional Contract Assignment

Schedules

Schedule 1             Schedule of Initial Contracts

Schedule 2             Perfection Representations, Warranties and Covenants

ii

CONTRIBUTION AGREEMENT, dated as of January 26, 2006 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation, as seller (the “Seller”) and FIRST INVESTORS AUTO FUNDING CORPORATION, a Delaware corporation, as depositor (the “Depositor”).

WHEREAS, in the regular course of its business, the Seller originates, refinances and purchases from Originators, certain motor vehicle installment sales contracts secured by new and used automobiles and light duty trucks; and

WHEREAS, the Seller and the Depositor wish to set forth the terms pursuant to which the Seller’s right, title and interest in and to the Contracts and related security is to be conveyed, transferred, contributed and assigned by Seller to the Depositor, which Contracts and related security will then be sold by the Depositor, pursuant to the Sale and Allocation Agreement, to the Trust, which Trust will issue the Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Section 1.1.               Definitional Provisions.

(a)           Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Sale and Allocation Agreement (the “Sale and Allocation Agreement”), dated as of the date hereof, among the Seller, the Depositor, First Investors Servicing Corporation, as servicer (the “Servicer”), First Investors Auto Owner Trust 2006-A (the “Trust”) and Wells Fargo Bank, National Association, as Indenture Trustee (in such capacity, the “Indenture Trustee”) and Securities Intermediary (in such capacity, the “Securities Intermediary”).

(b)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)           The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.  The term “including” shall mean “including without limitation.”

(e)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f)            Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

Article II

Contribution of Contracts

Section 2.1.               Contribution of Contracts.

(a)           On the Closing Date, the Seller hereby agrees to convey, transfer and absolutely contribute, without recourse (except as specifically set forth herein), subject to the obligations herein, to the Depositor, and the Depositor agrees to accept from the Seller, all of the right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following (collectively, the “Initial Contributed Property”):

(i)            the Initial Contracts;

(ii)           all amounts received on or in respect of the Contracts after the applicable Cutoff Date (except that interest accrued on the Contracts prior to the applicable Cutoff Date and received after such Cutoff Date will be remitted by the Depositor to the Seller);

(iii)          the security interests in the Financed Vehicles;

(iv)          any proceeds from claims on or refunds of premiums with respect to extended warranties or physical damage, theft, credit life and credit disability insurance policies relating to the Financed Vehicles or the related Obligors;

(v)           any Liquidation Proceeds;

(vi)          the Contract Files; and

(vii)         all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b)           On each Additional Contract Purchase Date, subject to the terms and conditions of this Agreement, the Seller will convey, transfer and absolutely contribute, without recourse (except as specifically provided herein), to the Depositor, and  the Depositor agrees to accept from the Seller, such Additional Contracts and additional contributed property of the type described in clauses (ii) through (vii) of Section 2.1(a) herein (the “Additional Contributed Property” and, together with the Initial Contributed Property, the “Contributed Property”) as the Seller may specify by written notice to the Indenture Trustee, the Owner Trustee, the Trust and the Depositor.

(c)           The Seller and the Depositor intend that each transfer of Contributed Property contemplated by Section 2.1(a) and Section 2.1(b) constitutes a contribution of the Contributed Property, conveying good title to the related Contributed Property, from the Seller to the Depositor.  Notwithstanding the foregoing, in the event that the Contracts are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Contracts and the other Contributed Property, then it is intended that:

(i)            This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Relevant UCC;

(ii)           The transfers provided for in this Section 2.1 shall be deemed to be a grant by the Seller, and the Seller hereby grants to the Depositor, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Contracts and the other Contributed Property, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii)          The possession by the Seller of the Contract Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the Relevant UCC; and

(iv)          Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of, the Depositor for the purpose of perfecting such security interest under the Relevant UCC.

(d)           The conveyance, transfer and absolute contribution of the Contributed Property made under and pursuant to this Section 2.1 shall not constitute and is not intended to result in an assumption by the Depositor of any obligation of the Seller to the Obligors or any other Person in connection with the Contracts and the other Contributed Property or any agreement, document or instrument related thereto.

(e)           Upon each of the transfers of the Contributed Property pursuant to this Section 2.1, the Seller shall clearly mark its files, documents, books and any other records (including computer records) in the Seller’s control pertaining to the Contributed Property, in order to indicate that the Contributed Property has been conveyed, transferred and absolutely contributed to the Depositor.

(f)            The Depositor’s obligation to accept as a contribution the Additional Contributed Property pursuant to Section 2.1(b) is subject to satisfaction on or before the related Additional Contract Purchase Date of the following conditions precedent:

(i)            each of the representations and warranties of the Seller made pursuant to Section 2.2 with respect to the Contributed Contracts shall be true and correct as of the Additional Contract Purchase Date;

(ii)           the Seller shall have executed and delivered to the Depositor written assignments in the form of Exhibit A hereto conveying such Additional Contracts and Additional Contributed Property to the Depositor;

(iii)          release letters and related UCC-3 termination statements and/or amendment statements (for each appropriate jurisdiction), to release all security interests or similar rights of any Person in the Additional Contributed Property, including the security interests in the Financed Vehicles securing the Contracts and any proceeds of the foregoing;

(iv)          the Depositor shall have received the prior written consent of the Insurer; and

(v)           the Depositor and the Insurer shall have received such other documents as the Depositor or the Insurer may reasonably request.

(g)           It is explicitly agreed by the Seller and the Depositor that the Purchase Price delivered to the Seller by the Depositor pursuant to this Contribution Agreement shall (i) consist of the net proceeds from the sale of the Initial Contributed Property and Additional Contributed Property by Depositor to the Trust and (ii) be deemed to constitute a return on capital, and that the portion of the Purchase Price not conveyed by the Depositor to the Seller shall be deemed to constitute a capital contribution by the Seller to the Depositor.

Section 2.2.               Representations and Warranties of the Seller as to the Contracts.

The Seller makes the following representations and warranties as to the Contracts on which the Depositor shall be deemed to have relied in accepting the Contracts.  The representations and warranties speak as of the execution and delivery of this Agreement and, with respect to any Additional Contracts, as of the related Additional Contract Purchase Date, except to the extent otherwise provided, but shall survive the conveyance, transfer and absolute contribution of the Contracts to the Depositor pursuant to this Agreement,  the sale of the Contracts by the Depositor to the Trust, and the pledge of the Contracts to the Indenture Trustee pursuant to the Indenture.

(a)           Characteristics of Contracts.  Each Contract (i) has either (A) been purchased in a bona fide sale by the Seller from a dealer, bank, finance company or similar entity in the ordinary course of the Seller’s business and was originated by such Person in connection with an advance made for the sale or refinancing of a new or used automobile or light-duty truck and has been fully and properly executed by the parties thereto or (B) has been originated by the Seller through direct marketing to consumers who wish to refinance loans obtained by a different lender and, in the case of each of (A) and (B) above, is validly contributed by the Seller to the Depositor pursuant to, and in accordance with the terms of, this Agreement, (ii) has created a valid, binding and enforceable security interest in favor of the Seller in the related Financed Vehicle, which security interest has been validly assigned by the Seller to the Depositor, will be validly assigned by the Depositor to the Trust pursuant to the Sale and Allocation Agreement and will be validly assigned by the Trust to the Indenture Trustee pursuant to the Indenture, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iv) provides for level monthly payments that fully amortize the Amount Financed by maturity (except that the period between the date of such Contract and the date of the first Scheduled Payment may be less than or greater than one month and the amount of the first and last Scheduled Payments may be less than or greater than the level payments, but not by a material amount) and yield interest at the related APR, (v) provides for, in the event that such Contract is prepaid, a prepayment that fully pays the Principal Balance of such Contract with interest at the related APR through the date of payment, (vi) was selected by selection procedures believed by the Seller not to be adverse to the Depositor and with respect to which information provided to the Depositor and its assigns pursuant to the Transaction Documents is true and correct in all material respects, (vii) is secured by a new or used automobile or light-duty truck, (viii) relates to an Obligor who has made a down payment under such Contract as of the applicable Cutoff Date, if required, (ix) satisfies in all material respects the requirements under the Credit Policy, and (x) requires the Obligor thereunder to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller’s normal requirements.

(b)           Contract Schedule.  The information set forth in the Contract Schedule set forth on Schedule 1 hereto was true and correct in all material respects as of the opening of business on the applicable Cutoff Date, and no selection procedures believed to be adverse to the Trust or the Noteholders were utilized in selecting the Contracts from those retail installment sale contracts or security agreements and promissory notes which met the criteria contained herein.  The information set forth in the compact disk or other listing regarding the Contracts made available to the Trust and its assigns (which compact disk or other listing is required to be delivered as specified herein) is true and correct in all material respects.

(c)           Compliance with Law.  Each Contract and the sale of the related Financed Vehicle complied, at the time such Contract was originated and complies, as of the related Purchase Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act and state adoptions of the National Consumer Act and the Uniform Consumer Credit Code.

(d)           Binding Obligation.  Each Contract represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)           No Government or Incorporated Obligor.  No Contract is due from the United States of America or any state thereof or from any agency, department or instrumentality of the United States of America or any state thereof or from any incorporated entity.

(f)            Security Interest in Financed Vehicles.  Immediately prior to the conveyance, transfer and absolute contribution of the Contracts by the Seller to the Depositor, each Contract was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle and, at such time as enforcement of such security interest is sought, there shall exist a valid, binding and enforceable first priority perfected security interest in such Financed Vehicle for the benefit of the Seller which is subject to regulatory registration with a clear legal right of repossession in favor of the Seller.

(g)           Contracts in Force.  No Contract has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released in whole or in part from the Lien granted by the related Contract.

(h)           No Waiver.  No provision of a Contract has been waived in such a manner that such Contract fails to meet all of the representations and warranties made by the Seller in this Section 2.2 with respect thereto and no provision of any Contract has been waived except as noted in the Contract Files.

(i)            No Defenses.  No Contract is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Contract, or the exercise of any right thereunder, will not render such Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

(j)            No Liens.  No liens or claims exist or have been filed for work, labor or materials or unpaid state or federal taxes relating to any Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related Contract.

(k)           No Default; Repossession.  No default, breach, violation or event permitting acceleration under the terms of any Contract has occurred (other than payments that are not more than 30 days past due), no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract has arisen and no Financed Vehicle has been repossessed as of the applicable Cutoff Date.

(l)            Contribution.        The Seller intends that the conveyance, transfer and absolute contribution of the Contracts contemplated by Section 2.1 constitute an absolute contribution of the Contracts from the Seller to the Depositor and that the beneficial interest in, and title to, the Contracts not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  The Seller has not sold, transferred, assigned or pledged any Contract to any Person other than the Depositor and such Contract has not been released.

(m)          Valid Assignment.  No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the contribution sale, transfer, assignment and conveyance of such Contract under this Agreement or the sale under the Sale and Allocation Agreement or the pledge of such Contract under the Indenture is unlawful, void or voidable.  No Contract is subject to any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Contracts.

(n)           [Reserved]

(o)           [Reserved]

(p)           One Original.  There is only one original executed copy of each Contract.

(q)           Principal Balance.  Each Contract acquired by the Trust on the Closing Date had a Principal Balance as of the Initial Cutoff Date of not more than $50,000 and each Contract acquired by the Trust during the Prefunding Period had a Principal Balance as of the applicable Cutoff Date of not more than $50,000.

(r)            No Bankrupt Obligors.  As of the applicable Cutoff Date, no Contract was due from an Obligor that was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

(s)           Term to Maturity.  Each Contract had an original term to maturity of not more than 72 payments; provided, however, that as of the Prefunding Account Ending Date the weighted average remaining term of all contracts shall not exceed 65 payments.

(t)            Annual Percentage Rate.  Each Contract has an APR of at least 5.0%; provided, however, that as of the Prefunding Account Ending Date, the weighted average APR of all Contracts shall not be less than 13.60%.

(u)           Location of Contract Files.  The Contract Files have been delivered to the Depositor prior to the applicable Purchase Date; provided, however, that the Seller shall have 180 days after the date that the applicable Contract is transferred to the Trust to deliver to the Depositor any certificate of title or other evidence in lieu of a certificate of title contained in such Contract File.

(v)           No Delinquent Contracts or Defaulted Contracts.  As of the applicable Cutoff Date, no Contract was a Delinquent Contract or a Defaulted Contract.

(w)          Offering Memorandum Data.  The tabular and numerical data contained in the Offering Memorandum relating to the characteristics of the Contracts is true and correct in all material respects as of the Initial Cutoff Date.

(x)            No Defaults.  No Contract is due from an Obligor that has previously defaulted on a retail installment sales contract or promissory note and security agreement purchased by the Seller.

(y)           Final Scheduled Payment Date.  As of the applicable Cutoff Date, each Contract had a final scheduled payment on or before March 31, 2012.

(z)            Originator Agreement.  Each Contract is subject to an Originator Agreement with the Seller and which if acquired by the Seller pursuant to a “bulk purchase” from another Originator has been approved by the Insurer.

(aa)         Lockbox.  The Obligor with respect to each contract has been instructed to make payments under the Contract to a Lockbox which is under the control of the Servicer.

(bb)         United States Obligor.  Each Contract is due from an Obligor which has provided as its most recent billing address an address located in the United States of America.

(cc)         U.S. Dollars.  Each Contract is payable in the lawful money of the United States of America.

(dd)         No Waiver or Modification.  No Contract has been waived or modified as of the applicable Cutoff Date except as permitted by the Servicing Agreement.

(ee)         Perfection Representations.  The perfection representations, warranties and covenants made by the Depositor and set forth on Schedule 2 hereto shall be a part of this Agreement for all purposes.

(ff)           Direct Program Origination.  Not less than 65.0% of the total portfolio of Contracts, after giving effect to the Prefunding Period, shall have been originated through the Seller’s direct origination program.

Section 2.3.               Repurchase by the Seller upon Breach.

The Depositor shall inform the Seller promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 hereof.  If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth (30th) day after the date on which the Seller becomes aware of, or receives written notice of such breach or failure, and such breach or failure materially and adversely affects the interest of the Trust in a Contract, the Seller shall purchase such Contract from the Depositor for such contract’s Purchase Price on the Business Day preceding the Payment Date immediately following such Collection Period.  The sole remedy of the Depositor with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 shall be to require the Seller to repurchase Contracts pursuant to this Section 2.3.

Article III

The Seller

Section 3.1.               Representations and Warranties of the Seller.

The Seller makes the following representations and warranties on which the Depositor shall be deemed to have relied in accepting the Contributed Property.  The representations and warranties speak as of the execution and delivery of this Agreement and as of each Additional Contract Purchase Date and shall survive the conveyance, transfer and absolute contribution of the Contributed Property to the Depositor pursuant to this Agreement, the sale of the Trust Property pursuant to the Sale and Allocation Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

(a)           Organization and Good Standing.  The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Contracts.

(b)           Due Qualification.  The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Seller, materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents, the Contracts or the Notes.

(c)           Power and Authority.  The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.  The Seller has the power and authority to sell, assign, transfer and convey the property to be contributed to and deposited with the Depositor and has duly authorized such transfer and deposit by all necessary corporate action, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

(d)           Valid Transfer; Binding Obligation.  This Agreement effects a valid conveyance, transfer and absolute contribution to the Depositor of the Contracts and the other Contributed Property enforceable against creditors of and purchasers from the Seller.  This Agreement and the other Transaction Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e)           No Violation.  The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Agreement), or violate any law, order, rule or regulation applicable to the Seller or its properties of any federal or state regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(f)            No Proceedings.  There are no proceedings or investigations pending, or, to the knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents to which the Seller is a party (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which the Seller is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents to which the Seller is a party, or (iv) that, in the reasonable judgment of the Seller, would adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Trust.

Section 3.2.               Liability of the Seller; Indemnities.

(a)           The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b)           Notwithstanding any other provision in any Transaction Document, the Seller shall indemnify, defend and hold harmless the Depositor from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the transfer of the Contracts and Additional Contracts to the Depositor or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Depositor, not including any taxes asserted with respect to ownership of the Contracts and Additional Contracts or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

(c)           The Seller shall pay any and all taxes levied or assessed upon all or any part of the Depositor.

Indemnification under this Section 3.2 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Seller shall have made any indemnity payments pursuant to this Section 3.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Section 3.3.               Limitation on Liability of the Seller and Others.

(a)           Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Depositor or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of duties under this Agreement (except for errors in judgment).  The Seller, and its directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b)           The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

Article IV

Miscellaneous

Section 4.1.               Amendment.

(a)           This Agreement may be amended from time to time by the Seller and the Depositor, with the consent of the Insurer (provided that no Insurer Default shall have occurred and be continuing), but without the consent of any of the Noteholders; provided, however, that any such amendment that materially adversely affects the rights of the Noteholders, as evidenced by an Opinion of Counsel delivered to the Depositor, the Owner Trustee, the Indenture Trustee and the Insurer, must be consented to by Noteholders evidencing not less than 51% of the Class A Note Balance.  Any such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder if the Rating Agency Condition is satisfied or the Person requesting the amendment obtains an Opinion of Counsel satisfactory to the Depositor, the Owner Trustee, the Indenture Trustee and the Insurer to that effect.

(b)           [Reserved]

(c)           Prior to the execution of any amendment or consent pursuant to Section 4.1(a), the Seller and the Depositor shall provide, or shall cause to be provided, written notification of the substance of such amendment or consent to each Rating Agency and the Insurer.

(d)           Promptly after the execution of any amendment or consent pursuant to Section 4.1(a), the Depositor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.  It shall not be necessary for the consent of the Noteholders pursuant to Section 4.1(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

(e)           Prior to the execution of any amendment pursuant to this Section 4.1, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment (A) is authorized or permitted by this Agreement, (B) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any Outstanding Note or any Holder thereof and (C) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes and (ii) an Officer’s Certificate of the Seller that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with.

The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee’s or Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 4.2.               Protection of Title of Depositor.

(a)           The Seller shall authorize and file, or shall cause to be authorized and filed, such financing statements and shall authorize and file, or shall cause to be authorized and filed, such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Depositor in the Contracts and the proceeds thereof.  The Seller shall deliver, or shall cause to be delivered, to the Depositor, the Owner Trustee, the Insurer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b)           The Seller shall not change (i) its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller in accordance with Section 4.2(a) seriously misleading within the meaning of Section 9-507 of the Relevant UCC or (ii) its jurisdiction of organization, unless, in each case it shall have given the Owner Trustee, the Insurer and the Indenture Trustee at least sixty (60) days’ prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Depositor in the Contracts and the proceeds thereof.

(c)           The Seller shall give the Depositor, Owner Trustee, the Insurer and the Indenture Trustee at least sixty (60) days’ prior written notice of any relocation of its principal executive office or change of its jurisdiction of formation and shall promptly file any such amendment, continuation statement or any new financing statement.

(d)           If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any motor vehicle retail installment sale contract or security interest and promissory note to any prospective purchaser, lender or other transferee, the Seller shall give (or shall cause to be given) to such prospective purchaser, lender or other transferee computer tapes, compact disks, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been Transferred to the Depositor.

Section 4.3.               Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

Section 4.4.               Notices.

All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: 675 Bering Drive, Suite 710, Houston, Texas 77057 Attention: Bennie Duck, (b) in the case of the Depositor, at the following address: 675 Bering Drive, Suite 710, Houston, Texas 77057 Attention: Bennie Duck, (c) in the case of the Owner Trustee, at the related Corporate Trust Office, with a copy to Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 700, Wilmington, DE 19801 Attention:  Corporate Trust Administration, (d) in the case of the Indenture Trustee, at the related Corporate Trust Office, (e) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007, ServicerReports@moodys.com, Attn: Yan Yan, with an additional copy to Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007, Attn: ABS Monitoring Department, (f) in the case of S&P, if available electronically, at Servicer_reports@sandp.com, and if not available electronically, at the following address: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 43rd Floor, New York, New York 10041, Attention: ABS Surveillance Group, and (g) in the case of the Insurer, at the following address:  MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance.

Section 4.5.               Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 4.6.               Assignment.

Notwithstanding anything to the contrary contained herein to the contrary, this Agreement may not be assigned by the Seller without the prior written consent of the Depositor.

Section 4.7.               Further Assurances.

The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Depositor to effect more fully the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Contracts for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

Section 4.8.               No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of any Person, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 4.9.               Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns.  Except as otherwise provided in Section 3.2 and this Article IV, no other Person shall have any right or obligation hereunder.  The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture.  The Insurer is an express third party beneficiary of this Agreement and is entitled to enforce the provisions hereof as if a party hereto.

Section 4.10.            Actions by Noteholders.

(a)           Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders, such action, notice or instruction may be taken or given by any Noteholder, as applicable, unless such provision requires a specific percentage of the Noteholders.

(b)           Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Depositor, Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 4.11.            Counterparts.

For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 4.12.            [Reserved].

Section 4.13.            No Bankruptcy.

The Trust and the Depositor each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, or knowingly or intentionally cooperate or encourage any other Person in instituting against, the Trust or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.  This Section 4.13 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement and the Indenture Trustee under the Indenture and shall survive the termination of the Trust Agreement and the Indenture.

Section 4.14.            Certain Rights of the Insurer.

So long as no Insurer Default shall have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Class A Noteholders are entitled to exercise pursuant to this Contribution Agreement, without any consent of such Class A Noteholders; provided, however, that the foregoing shall not apply to the rights of the Class A Noteholders set forth in the proviso to paragraph (a) of Section 4.1 of this Agreement.

Section 4.15.            Non-Confidential.

Notwithstanding anything herein or in any express or implied agreement or understanding to the contrary, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; and provided further that (to the extent not inconsistent with the foregoing) such disclosure shall be made without disclosing the names or other identifying information of any party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

FIRST INVESTORS FINANCIAL SERVICES, INC., as Seller

By:
Name:
Title:

FIRST INVESTORS AUTO FUNDING CORPORATION, as Depositor

By:
Name:
Title:

Schedule 1

Contract Schedule

Schedule 1

Schedule 2

Perfection Representations, Warranties and Covenants

In addition to the representations, warranties and covenants contained in this Agreement, the Seller hereby represents, warrants, and covenants to the Depositor as follows on the Closing Date and on each Additional Contract Purchase Date on which the Depositor purchases Contracts, in each case only with respect to the Contributed Property conveyed, transferred and absolutely contributed to the Depositor on the Closing Date or the relevant Additional Contract Purchase Date:

General

1.             The Agreement creates a valid and continuing security interest (as defined in the Relevant UCC Section 9-102) in the Contributed Property in favor of the Depositor, which security interest is prior to all other Liens, except as set forth below and is enforceable as such against creditors of and purchasers from and assignees of the Depositor.

2.             Each Contract constitutes “tangible chattel paper” and not “electronic chattel paper”, within the meaning of the Relevant UCC Section 9-102.

3.             The Seller has taken or will take all steps necessary actions with respect to the Contracts to perfect the security interest of the Depositor in the Contracts .

Creation

1.             The Seller owns and has good and marketable title to the Contributed Property, free and clear of any Lien, claim or encumbrance of any Person, excepting only tax liens, some mechanics’ liens and other liens that arise by the operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor.

Perfection

1.             The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Contributed Property absolutely contributed to the Depositor under this Agreement.

2.             With respect to Contributed Property that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Depositor (it being understood that the Depositor will deliver such tangible chattel paper to the Custodian and that the Depositor will receive a written acknowledgment from the Custodian that it is holding such tangible chattel paper solely on its behalf and for the benefit of the Depositor).  All financing statements filed or to be filed against the Seller in favor of the Depositor in connection with this Agreement describing the Contributed Property contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

Schedule 2-1

Priority

1.             Other than the security interest granted to the Depositor pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Contributed Property.  The Seller has not authorized the filing of, or is not aware of any financing statements against the Seller that includes a description of the Contributed Property and proceeds related thereto other than any financing statement (i) relating to the transfer of the Contracts by the Seller to the Depositor under this Agreement; or (ii) that has been terminated or amended to reflect a release of the Contributed Property.

2.             The Seller is not aware of any judgment, ERISA or tax lien filings against the Seller.

3.             None of the tangible chattel paper that constitutes or evidences the Contracts has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Depositor.

Survival of Perfection Representations

1.             Notwithstanding any other provision of this Agreement, the Sale and Allocation Agreement, the Indenture or any other Transaction Document, the Perfection Representations, Warranties and Covenants contained in this Schedule shall be continuing, and remain in full force and effect until such time as all obligations under this Agreement, the Sale and Allocation Agreement and the Indenture have been finally and fully paid and performed.

No Waiver

1.             The parties hereto: (i) shall not, without obtaining a confirmation of the then-current ratings of each Class of the Class A Notes (without giving effect to the Policy), waive any of the Perfection Representations, Warranties or Covenants; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, Warranties or Covenants, and shall not, without obtaining a confirmation of the then-current ratings of each Class of the Class A Notes (without giving effect to the Policy) (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations, Warranties or Covenants.

Schedule 2-2

Exhibit A

Form Of Subsequent Contribution Agreement

For value received, in accordance with the Contribution Agreement (the “Contribution Agreement”), dated as of January 26, 2006, by and between First Investors Financial Services, Inc. and First Investors Auto Funding Corporation, the undersigned does hereby convey, transfer and absolutely contribute unto the Depositor, without recourse (subject to the obligations in the Contribution Agreement) all right, title and interest of the Seller in and to (i) the Additional Contracts listed on Schedule 1 hereto, (ii) all amounts received on or in respect of such Additional Contracts after the Additional Cutoff Date related thereto; (iii) the security interests in the Financed Vehicles related thereto; (iv) any proceeds from claims on or refunds of premiums with respect to extended warranties or physical damage, theft, credit life and credit disability insurance policies relating to the Financed Vehicles or the related Obligors with respect to such Additional Contracts; (v) any Liquidation Proceeds with respect to such Additional Contracts; (vi) the Contract Files with respect to such  Additional Contracts; and (vii) and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

All provisions of the Contribution Agreement are incorporated herein by reference.  All capitalized terms not defined herein shall have the meanings set forth in the Contribution Agreement.

It is explicitly agreed by the Seller and the Depositor that the Purchase Price delivered to the Seller by the Depositor pursuant to this Subsequent Contribution Agreement shall consist of the proceeds from the sale of the Additional Conveyed Property by the Depositor to the Trust and that the remaining portion of the Purchase Price shall be deemed to constitute a capital contribution by the Seller to the Depositor (it being understood that the Seller has a 100% ownership interest in the Depositor).

The Seller does hereby make each of the representations and warranties referred to in Section 2.2 of the Contribution Agreement with respect to this Subsequent Contribution Agreement with full force and effect as if fully set forth herein.  The Seller does hereby certify that each of the conditions precedent set forth in Section 2.1(f) of the Contribution Agreement has been satisfied.

Exhibit A-1

This Subsequent Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the undersigned has caused this Subsequent Contribution Agreement to be executed by its officer thereunto duly authorized, as of              , 200[    ].

FIRST INVESTORS FINANCIAL SERVICES, INC.

By:
Name:
Title:

Exhibit A-2

Schedule 1

to

Additional Contract Assignment

Dated

        , 2006

List of Additional Contracts

Schedule-1